UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, Steven A. Ehrlich resigned as Senior Executive Vice President and Chief Strategy Officer of Riverview Financial Corporation (the “Company”) and its bank subsidiary, Riverview Bank (the “Bank”) to pursue other interests. Mr. Ehrlich’s resignation was not the result of any disagreement with the Company or the Board of Directors on any matters relating to the Company’s or the Bank’s operation, policies, or practices. Mr. Ehrlich has served as an executive officer of the Company and the Bank since 2019. The Company’s management and Board of Directors thank Mr. Ehrlich for his contributions over the past year and a half and wish him success in his future endeavors.

In connection with Mr. Ehrlich’s resignation, the Company and Mr. Ehrlich entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Ehrlich will provide consulting services to the Company and the Bank for six months following his date of resignation. In consideration of the foregoing, the Company will pay Mr. Ehrlich a monthly consulting fee of $3,200 and a monthly retainer of $2,500. The Company will also pay Mr. Ehrlich $120 per hour for each hour of service rendered that exceeds 20 hours per month during the consulting term. In addition, the Company and the Bank entered into a separation agreement and general release with Mr. Ehrlich (the “Separation Agreement”), under which the Bank will pay or provide Mr. Ehrlich the following: (1) continued group health coverage for six months on the same terms and conditions, premiums and deductibles as set forth in the Bank’s group health insurance plans and policies then in effect; and (2) a lump sum cash payment equal to $39,725 in lieu of Mr. Ehrlich’s unused and accrued paid time off. The Separation Agreement includes a release of claims and confidentiality provisions.

The Consulting Agreement and Separation Agreement are enclosed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference. The foregoing summary of the Consulting Agreement and Separation Agreement are qualified in their entirety by the full text of such agreements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Consultant Agreement with Steven A. Ehrlich dated September 30, 2020

10.2	Confidential Separation Agreement and General Release with Steven A. Ehrlich dated September 30, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: October 2, 2020	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer